UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2009

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2009 (the “Effective Date”), Harman International Industries, Incorporated (the “Company”) and its wholly-owned subsidiary, Harman Holding GmbH & Co. KG, entered into a First Amendment (the “First Amendment”), to the Second Amended and Restated Multi-Currency, Multi-Option Credit Agreement (the “Amended Credit Agreement”) with J.P. Morgan Securities Inc., as arranger, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, National Association, Bayerische Hypo – Und Vereinsbank AG, New York Branch and Bank of Tokyo – Mitsubishi UFJ Trust Company, as syndication agents, and the other financial institutions parties thereto.

The purpose of the First Amendment is to reduce the prepayment amount under the Amended Credit Agreement from 50% to 20% of the net cash proceeds received by the Company from the sale of its common stock on or after the Effective Date and prior to June 30, 2009 (the “Designated Equity Issuance”). The First Amendment further provides that it will be effective only upon the satisfaction of certain closing conditions precedent, including the receipt by the Company of at least $175,000,000 of net cash proceeds from a Designated Equity Issuance.

The foregoing description is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

References to “Harman International,” the “Company,” “we,” “us,” and “our” in this Current Report on Form 8-K refer to Harman International Industries, Incorporated and its subsidiaries unless the context requires otherwise.

This Current Report on Form 8-K is also being filed to revise our business segment information for the fiscal years ended June 30, 2008, 2007 and 2006 as included in our Annual Report on Form 10-K, for the fiscal year ended June 30, 2008 (the “Annual Report”), to reflect a change in our business segment structure.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, effective July 1, 2008 we revised our business segments to better align them with our strategic approach to the markets and customers we serve. As a result, our QNX business, which was previously reported in our Automotive segment, is now reported in our Other segment. Prior period amounts have been reclassified to conform to the current period presentation.

The reclassification of historical business segment information in the Annual Report had no impact on our consolidated balance sheets, statements of operations, statements of changes in shareholders’ equity and comprehensive income or statements of cash flows. This filing does not change any information contained in any other item of our Annual Report as originally filed with the SEC on August 29, 2008. Additionally, these Annual Report items do not reflect any financial results or subsequent event information subsequent to June 30, 2008.

Portions of the following items from the Annual Report reflect the reclassified business segment information:

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (filed as Exhibit 99.1 and incorporated herein by reference).

•	Part II, Item 8. Financial Statements and Supplementary Data (filed as Exhibit 99.2 and incorporated herein by reference).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	First Amendment, dated as of June 15, 2009, to the Second Amended and Restated Credit Agreement, dated as of March 31, 2009, between Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

23.1	Consent of KPMG LLP

99.1	Updated Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Updated Part II, Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko Vice President, General Counsel and Secretary

Date: June 15, 2009

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